UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 26, 2019

FOSSIL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	75-2018505
(State of incorporation)	(IRS Employer Identification No.)

901 S. Central Expressway Richardson, Texas (Address of principal executive offices)	75080 (Zip Code)

(Commission File Number) 0-19848

Registrant’s telephone number, including area code (972) 234-2525

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FOSL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period or complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On September 26, 2019, (1) Fossil Group, Inc. (the “Company”) and Fossil Partners, L.P., as the U.S. borrowers (the “U.S. Borrowers”), and Fossil Group Europe GmbH (the “Swiss Borrower”), Fossil Asia Pacific Limited (the “Hong Kong Borrower”), Fossil (Europe) GmbH (the “German Borrower”), Fossil (UK) Limited (the “UK Borrower”) and Fossil Canada Inc. (the “Canadian Borrower”), as the non-U.S. borrowers, certain other subsidiaries of the Company from time to time party thereto designated as borrowers (such subsidiaries, together with the U.S. Borrowers, the Swiss Borrower, the Hong Kong Borrower, the German Borrower, the UK Borrower and the Canadian Borrower, the “ABL Borrowers”), and certain subsidiaries of the Company from time to time party thereto as guarantors, entered into an asset-based revolving credit agreement (the “Revolving Facility”) with JPMorgan Chase Bank, N.A. as administrative agent (the “ABL Agent”), J.P. Morgan AG, as French collateral agent, JPMorgan Chase Bank, N.A., Citizens Bank, N.A. and Wells Fargo Bank, National Association as joint bookrunners and joint lead arrangers, and Citizens Bank, N.A. and Wells Fargo Bank, National Association, as co-syndication agents and each of the lenders from time to time party thereto (the “ABL Lenders”) and (2) the Company, as borrower, entered into a term credit agreement (the “Term Loan Facility”) with JPMorgan Chase Bank, N.A. as administrative agent (the “Term Agent”), JPMorgan Chase Bank, N.A., Citizens Bank, National Association and Wells Fargo Securities, LLC, as joint bookrunners and joint lead arrangers and the lenders party thereto (the “Term Loan Lenders”).

Contemporaneously with entering into the Revolving Facility and the Term Loan Facility, on September 26, 2019, the proceeds of the Revolving Facility and the Term Loan Facility were used to pay off in full the $276 million in aggregate outstanding principal amount of the loans, interest, fees, expenses and other obligations under the Second Amended and Restated Credit Agreement, dated as of January 29, 2018 (the “Prior Credit Agreement”), by and among the Company, the Swiss Borrower and certain other foreign subsidiaries of the Company from time to time party thereto, as borrowers, Wells Fargo Bank, National Association, as administrative agent, and the lenders from time to time party thereto.

Revolving Facility

The Revolving Facility provides that the ABL Lenders may extend revolving loans in an aggregate principal amount not to exceed $275.0 million at any time outstanding (the “Revolving Credit Commitment”), of which up to $160.0 million is available under a U.S. facility, an aggregate of $70.0 million is available under a European facility, $30.0 million is available under a Hong Kong facility, $10.0 million will be available under a French facility, and $5.0 million is available under a Canadian facility, in each case, subject to the borrowing base availability limitations described below. The Revolving Facility also includes an up to $45.0 million subfacility for the issuance of letters of credit (the “Letters of Credit”). The Revolving Facility expires and is due and payable on September 26, 2024. The French facility includes a $1.0 million subfacility for swingline loans, and the European facility includes a $7.0 million subfacility for swingline loans. The Revolving Facility is subject to a line cap (the “Line Cap”) equal to the lesser of the total Revolving Credit Commitment and the aggregate borrowing bases under the U.S. facility, the European facility, the Hong Kong facility, the French facility and the Canadian facility. The loans under the Revolving Facility will be used to repay the Prior Credit Agreement, as described above, pay transaction expenses and for general corporate purposes. Loans under the Revolving Facility may be made in U.S. dollars, Canadian dollars, euros, Hong Kong dollars or pounds sterling.

The Revolving Facility is an asset-based facility, in which borrowing availability is subject to a borrowing base equal to: (a) with respect to the Company, the sum of (i) the lesser of (x) 90% of the appraised net orderly liquidation value percentage of eligible U.S. finished goods inventory and (y) 65% of the lower of cost or market value of eligible U.S. finished goods inventory, plus (ii) 85% of the eligible U.S. accounts receivable, plus (iii) 90% of eligible U.S. credit card accounts receivable, minus (iv) the aggregate amount of reserves, if any, established by the ABL Agent; (b) with respect to each non-U.S. borrower (except for the French Borrower), the sum of (i) the lesser of (x) 90% of the appraised net orderly liquidation value of eligible foreign finished goods inventory of such non-U.S. borrower and (y) 65% of the lower of cost or market value of eligible foreign finished goods inventory of such non-U.S. borrower, plus (ii) 85% of the eligible foreign accounts receivable of such non-U.S. borrower, minus (iii) the aggregate amount of reserves, if any, established by the ABL Agent; and (c) with respect to the French Borrower, (i) 85% of eligible French accounts receivable minus (ii) the aggregate amount of reserves, if any, established by the ABL Agent. Not more than 60% of the aggregate borrowing base under the Revolving Facility may consist of the non-U.S. borrowing bases.

Eurodollar loans under the U.S. facility will bear interest at the adjusted LIBO rate plus the applicable rate, and Eurodollar loans under the Canadian facility, European facility, French facility and Hong Kong facility will bear interest at the LIBO rate plus the applicable rate. Base rate loans under the U.S. facility will bear interest at the alternate base rate plus the applicable rate. Under the Canadian facility, Canadian prime rate loans will bear interest at the Canadian prime rate plus the applicable rate, and Canadian dollar loans will bear interest at the CDOR rate plus the applicable rate. Under the Hong Kong facility, Hong Kong dollar loans will bear interest at the HIBOR rate plus the applicable rate. Each swingline loan shall bear interest at the overnight LIBO rate plus the applicable rate for overnight LIBO rate loans. The applicable rate varies from 1.25% to 1.75% for adjusted LIBO, CDOR and HIBOR rate loans and from 0.25% to 0.75% for alternate base rate and Canadian prime rate loans depending on the Company’s average daily excess availability under the Revolving Facility for the most recently ended fiscal quarter, which is an amount equal to (x)(1) the lesser of the total revolving commitments then in effect and (2) the aggregate borrowing base, minus (y) the total credit exposure of all ABL Lenders at such time.

The Revolving Facility also includes a commitment fee, payable quarterly in arrears, of 0.250% or 0.375% determined by reference to the average daily unused portion of the overall commitment under the Revolving Facility. The ABL Borrowers will pay the ABL Agent, on the account of the issuing ABL Lenders, an issuance fee of 0.125% for any issued letters of credit.

The ABL Borrowers are permitted to voluntarily prepay the revolving loans, in whole or in part, without premium or penalty. The ABL Borrowers may reduce the commitments at any time, in whole or in part, without premium or penalty, in a minimum aggregate principal amount of not less than $5.0 million or increments of $1.0 million in excess thereof. If the total amount of outstanding revolving loans and Letters of Credit exceeds the total commitment under the Revolving Facility, the ABL Borrowers must prepay the revolving loans in an amount equal to such excess.

During any periods (each, a “Covenant Period”) while availability under the Revolving Facility is less than the greater of (x) 15% of the Line Cap and (y) $30,000,000, the Company will be subject to a financial covenant which requires the Company to not permit the fixed charge coverage ratio to be less than 1.00 to 1.00 on the first day of such Covenant Period or the last day of each fiscal quarter during such Covenant Period.

The ABL Borrowers have the right to request an increase to the commitments under the Revolving Facility or any subfacility in an aggregate principal amount not to exceed $75.0 million in increments no less than $10.0 million, subject to certain terms and conditions as defined in the Revolving Facility, including that the Term Loan Facility has been amended, restated or otherwise modified to permit any additional commitments.

The Revolving Facility is secured by guarantees by the Company and certain of its domestic subsidiaries. Additionally, the Company and such subsidiaries have granted liens on all or substantially all of their assets in order to secure the obligations under the Revolving Facility. In addition, the Swiss Borrower, the Hong Kong Borrower, the German Borrower and the Canadian Borrower, and the other non-U.S. borrowers from time to time party to the Revolving Facility are required to enter into security instruments with respect to all or substantially all of their assets that can be pledged under applicable local law, and certain of their respective subsidiaries may guarantee the respective non-U.S. obligations under the Revolving Facility.

The Revolving Facility contains customary affirmative and negative covenants and events of default, such as compliance with annual audited and quarterly unaudited financial statements disclosures. Upon an event of default, the ABL Agent will have the right to declare the revolving loans and other obligations outstanding immediately due and payable and all commitments immediately terminated or reduced, subject to cure periods and grace periods set forth in the Revolving Facility.

Term Loan Facility

The Term Loan Facility provides for term loans to the Company in the aggregate principal amount of $200 million. The term loans under the Term Loan Facility bear interest at (a) the adjusted LIBO rate plus 6.50% for Eurodollar loans or (b) the alternate base rate plus 5.50% for alternate base rate loans. The Term Loan Facility amortizes in equal quarterly installments in an aggregate annual amount equal (x) to 2.50% of its original principal amount until September 30, 2021 and, thereafter, (y) to 3.75% of its original principal amount until June 30, 2024. The Term Loan Facility expires and is due and payable on September 26, 2024, subject to possible extensions.

The Company is permitted to voluntarily prepay the term loans, in whole or in part, without premium or penalty; provided, that if the Company voluntarily prepays the term loans prior to September 26, 2021 or if the Company incurs certain indebtedness which results in a mandatory prepayment under the Term Loan Facility prior to September 26, 2021, the Company is required to pay a prepayment fee of 2.00% with respect to the principal amount prepaid prior to September 26, 2020 and 1.00% with respect to the principal amount prepaid between September 27, 2020 and September 26, 2021. The Term Loan Facility will be required to be prepaid with the net cash proceeds of certain asset sales, insurance and condemnation events, debt and equity issuances, cash dividends received from certain of the Company’s subsidiaries and an annual excess cash flow sweep.

The Term Loan Facility also includes an upfront commitment fee to each Term Loan Lender in the amount of 6.00% of the aggregate principal amount of such Term Loan Lender’s term loans.

The Term Loan Facility is secured by guarantees by the Company and certain of its Company’s domestic subsidiaries. Additionally, the Company and such subsidiaries have granted liens on all or substantially all of their assets in order to secure the obligations under the Term Loan Facility.

The Term Loan Facility contains customary affirmative and negative covenants and events of default such as compliance with annual audited and quarterly unaudited financial statements disclosures. Upon an event of default, the Term Agent will have the right to declare the term loans and other obligations outstanding immediately due and payable and all commitments immediately terminated or reduced, subject to cure periods and grace periods set forth in the Term Loan Facility.

The obligations under the Revolving Facility and the Term Loan Facility are governed by a customary intercreditor agreement (the “Intercreditor Agreement”). The Intercreditor Agreement specifies that (i) the Term Loan Facility is secured by a perfected first priority security interest in U.S. fixed assets and (b) a perfected second priority security interest in the U.S. liquid assets and accounts receivable, and (ii) the Revolving Facility is secured by (a) a perfected first priority security interest in the U.S. liquid assets and accounts receivable and (b) a perfected second priority security interest in U.S. fixed assets.

Certain of the ABL Lenders and certain of the Term Loan Lenders and certain of their respective affiliates have performed investment banking, commercial lending and underwriting services for the Company and its subsidiaries and respective affiliates, from time to time, for which such lenders and their affiliates have received customary fees and expenses. These parties may, from time to time, engage in transactions with, and perform services for the Company, its subsidiaries or their respective affiliates in the ordinary course of their business.

The foregoing description is not complete and is qualified in its entirety by the Revolving Facility and the Term Loan Facility, which are filed herewith as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

Effective as of September 26, 2019, the borrowers under the Prior Credit Agreement have satisfied and discharged all obligations under and terminated the Prior Credit Agreement, except for obligations that, pursuant to the express terms of the Prior Credit Agreement, survive payment of the obligations.

The Prior Credit Agreement consisted of a $425 million term loan facility and $325 million revolving credit facility. The Prior Credit Agreement was scheduled to mature on December 31, 2020. As of September 26, 2019, after giving effect to the Revolving Facility and the Term Loan Facility, there were no amounts outstanding under the Prior Credit Agreement and the borrowers under the Prior Credit Agreement incurred no termination penalties in connection with the early termination of the Prior Credit Agreement.

Certain of the lenders under the Prior Credit Agreement and certain of their affiliates have performed investment banking, commercial lending and underwriting services for the borrowers under the Prior Credit Agreement, their subsidiaries and respective affiliates, from time to time, for which such lenders and their affiliates have received customary fees and expenses. These parties may, from time to time, engage in transactions with, and perform services for the borrowers under the Prior Credit Agreement, their subsidiaries or their respective affiliates in the ordinary course of their business.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1*	Credit Agreement, dated as of September 26, 2019, by and among Fossil Group, Inc., Fossil Partners, L.P., Fossil Group Europe GmbH, Fossil Asia Pacific Limited, Fossil (Europe) GmbH, Fossil (UK) Limited, Fossil Canada Inc. and certain lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and an issuing lender, J.P. Morgan AG, as French collateral agent, JPMorgan Chase Bank, N.A., Citizens Bank, N.A. and Wells Fargo Bank, National Association, as joint bookrunners and joint lead arrangers and Citizens Bank, N.A. and Wells Fargo Bank, National Association, as co-syndication agents.

10.2*	Term Credit Agreement, dated as of September 26, 2019, by and among Fossil Group, Inc., certain lenders party thereto, JPMorgan Chase Bank, N.A, as administrative agent, and JPMorgan Chase Bank, N.A., Citizens Bank, National Association and Wells Fargo Securities, LLC, as joint lead arrangers and joint bookrunners.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

*	Schedules omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2019	FOSSIL GROUP, INC.

/s/ Jeffrey N. Boyer
Jeffery N. Boyer
Executive Vice President, Chief Financial Officer

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